UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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BIOFORCE NANOSCIENCES HOLDINGS, INC.

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BIOFORCE NANOSCIENCES HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 8, 2008

The Annual Meeting of the Stockholders of BioForce Nanosciences Holdings, Inc. will be held at the Radisson Hotel, 6800 Fleur Drive, Des Moines, Iowa 50321, on Thursday, May 8, 2008, at 9:00 a.m. local time, for the following purposes:

1.	To elect five directors to one year terms;

2.	To consider approval of the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Holders of record of our Common Stock at the close of business on April 8, 2008 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.  Stockholders will be entitled to one vote per share.

Please vote the enclosed proxy form, sign and return it in the enclosed envelope.  You retain the right to revoke the proxy at any time before it is actually voted.

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors

Gregory D. Brown
Secretary

Ames, Iowa
April 14, 2008

BIOFORCE NANOSCIENCES HOLDINGS, INC.
1615 Golden Aspen Drive, Suite 101
Ames, Iowa 50010

PROXY STATEMENT

To the Stockholders of BioForce Nanosciences Holdings, Inc.:

General

The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of BioForce Nanosciences Holdings, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, May 8, 2008, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Radisson Hotel, 6800 Fleur Drive, Des Moines, Iowa 50321.

These proxy solicitation materials were first mailed on or about April 14, 2008 to all stockholders entitled to vote at the Annual Meeting. Our principal executive office is located at 1615 Golden Aspen Drive, Suite 101, Ames, Iowa, 50010, and our telephone number is (515) 233-8333.

Our website is www.bioforcenano.com, and we make our current and periodic reports that are filed with the Securities and Exchange Commission (the “SEC”), available on the Investor Relations section of our website as soon as reasonably practicable after such material is filed with the SEC.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 8, 2008 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting. At the Record Date, 25,116,401 shares of our Common Stock, par value $0.001, were issued and outstanding and held of record by approximately 250 stockholders. At the Record Date, we had 1,000,000 shares of our Series A Convertible Preferred Stock outstanding, the holders of which are not entitled to vote at this meeting.  The Inspector of Election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Election at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each shareholder is entitled to one vote for each share held as of the Record Date on all matters presented at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.

We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional solicitation material furnished to our stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners and we expect to reimburse the corresponding forwarding expenses. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone, facsimile, letter or electronic mail.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election to determine whether or not a quorum is present. If the shares present at the meeting, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote, or the votes cast, with respect to such matter.

Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal, other than the election of directors. Accordingly, abstentions will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted in the tabulation of the voting results with respect to a particular proposal.

Proxies

Whether or not you are able to attend the Annual Meeting, we urge you to submit your Proxy, which is solicited by our Board and which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted FOR the election of the directors (Proposal No. 1), FOR the approval of the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (Proposal No. 2), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Stockholder Proposals for 2009 Annual Meeting

As a stockholder you may be entitled to present proposals for action at a forthcoming stockholder meeting.  Pursuant to the rules of the SEC, stockholder proposals that stockholders intend to present at our 2009 Annual Meeting of Stockholders and desire to have included in our proxy materials relating to such meeting must be received by us no later than December 15, 2008, which is 120 calendar days prior to the anniversary of the date of this Proxy Statement.  Proposals should be addressed to Corporate Secretary, BioForce Nanosciences Holdings, Inc., 1615 Golden Aspen Drive, Suite 101, Ames, IA 50010.

PROPOSAL NO. 1:
 ELECTION OF DIRECTORS

A board of five directors is to be elected at the Annual Meeting. The Board has nominated Kerry M. Frey, Dr. Eric R. Henderson, Dr. Larry Gold, Jean-Jacques Sunier and Michael D. Dunham for election as directors. All five nominees are currently members of the Board.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. There are no family relationships between any of our directors or executive officers.

The nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Positions and Offices Held
Kerry M. Frey	62	Director, President and Chief Executive Officer
Eric R. Henderson, Ph.D.	51	Director, Executive Vice President and Chief Science Officer
Larry Gold, Ph.D.	66	Director
Jean-Jacques Sunier	46	Director
Michael D. Dunham	62	Director

Kerry M. Frey. Mr. Frey was elected a director by our Board effective April 11, 2006.  He was appointed to the position of Chief Executive Officer by our Board on January 21, 2008, and to the position of President by our Board on June 13, 2007.   Mr. Frey's employment with us as Chief Operating Officer started on June 1, 2006, a position which he resigned effective with his appointment as our Chief Executive Officer.  Our Board appointed him our non-employee Chief Operating Officer on March 13, 2006.  He also held the position of Treasurer from November 30, 2006 until January 25, 2007. Mr. Frey provided management consulting services through his company BioMedical Consulting, LLC to BioForce Nanosciences, Inc. (“BioForce”), who we acquired on February 24, 2006, starting in the fourth quarter of 2005. Prior to his consultancy with BioForce and us, Mr. Frey was the President of Innovation Development Partners, LLC (2003 - 2006), and the President and Chief Operating Officer of Medisys Technologies Inc. (1997 - 2002). Mr. Frey earned a BA from Southeastern Louisiana University.

Eric R. Henderson, Ph.D. Dr. Henderson became a director on February 24, 2006 as a result of our acquisition of BioForce. Our Board appointed him President and Chief Executive Officer on March 13, 2006. Dr. Henderson tendered to our Board his resignation as President on June 13, 2007.  On January 21, 2008 our Board appointed Dr. Henderson to the positions of Executive Vice President and Chief Science Officer, and accepted his resignation as Chief Executive Officer.  Prior to our acquisition of BioForce, Dr. Henderson had served since its inception as a director and the Chief Science Officer, Chief Executive Officer, Chairman of the Board and Secretary of BioForce. He founded BioForce in 1994 while a Professor of Genetics, Development and Cell Biology at Iowa State University, in which capacity he continues to serve. He holds a BA in Biology and a Ph.D. in Molecular Biology from the University of California, Los Angeles.

Larry Gold, Ph.D. Dr. Gold became a director on February 24, 2006 as a result of our acquisition of BioForce, for whom he had served as a director since January 2005. Dr. Gold is the Chairman of the Board and Chief Executive Officer of SomaLogic, Inc., a company he founded eight years ago. Previously, Dr. Gold founded NeXstar Pharmaceuticals and Synergen.  He is also a director of CompleGen, BT Pharma, MicroPhage and The BGR Company.  Dr. Gold is a professor at the University of Colorado at Boulder.  He holds a BS from Yale University, and a Ph.D. from the University of Connecticut.

Jean-Jacques Sunier. Mr. Sunier became a director on February 24, 2006 as a result of our acquisition of BioForce, for whom he had served as a director since January 2005. Since 1997, Mr. Sunier has served as a senior advisor with MEDTECH Strategic Finance SA, a Geneva, Switzerland firm specializing in providing industry research to institutional investment management firms. He holds a BA in Economics from the University of California, Los Angeles.

Michael D. Dunham.   Mr. Dunham was elected a director by our Board effective September 28, 2007.  Mr. Dunham is the Chairman and owner of WorkWise, Inc. and Intercim, Inc., both of which specialize in software systems for manufacturing companies.  Mr. Dunham was the Senior Vice President – Business Development for Industrial and Financial Systems (1993 – 2003), and was the co-founder and Chief Executive Officer of Effective Management Systems, Inc. (1978 – 1999).  Mr. Dunham is also a director of Merge Healthcare, Inc. and Heartland Funds, Inc.  He holds a bachelor’s degree in electrical engineering from the University of Denver and a Masters of Management Science from Stevens Institute of Technology.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will have no other legal effect.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED KERRY M. FREY, DR. ERIC R. HENDERSON, DR. LARRY GOLD, JEAN-JACQUES SUNIER AND MICHAEL D. DUNHAM AS ITS NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2:
APPROVAL OF THE BIOFORCE NANOSCIENCES HOLDINGS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

General

Our Board approved the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Amended and Restated 2006 Equity Incentive Plan”) on May 25, 2007.  The Amended and Restated 2006 Equity Incentive Plan, if approved by our stockholders, will become effective as of the date of the Annual Meeting and will allow us to make awards in any one or a combination of incentive stock options, non-statutory stock options or stock grants to officers, directors, employees, consultants and independent contractors.  If it is not approved by our shareholders, the incentive stock options which have been granted under the plan will become non-statutory stock options.  The following summary description of the Amended and Restated 2006 Equity Incentive Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2006 Equity Incentive Plan, which is attached to this proxy statement as Exhibit A.

Purpose

The purpose of the plan is to advance our interests, and the interests of our stockholders, by providing key persons with additional incentive to perform in a superior manner, to attract and retain experienced and capable personnel, and to reward them for achievement of corporate and individual performance goals.

Administration

The Amended and Restated 2006 Equity Incentive Plan is administered and reviewed by the Board, or if delegated by the Board the compensation committee of the Board or other committee of the Board, consisting of two or more directors appointed by the Board who are “non-employee directors,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Stock Subject to the Plan

The total number of shares of Common Stock available for awards under the Amended and Restated 2006 Equity Incentive Plan is 7,197,245.   There have been 2,052,460 options issued under this plan since its approval by our Board of Directors on May 25, 2007.

Other Option Plans to be Terminated on Approval of the Plan

Upon approval of the Amended and Restated 2006 Equity Incentive Plan by our stockholders, this plan will replace the existing BioForce Nanosciences Holdings, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”), the BioForce Nanosciences, Inc. 2003 Stock Option Plan (the “2003 Stock Option Plan”), and the BioForce Nanosciences, Inc. 2000 Amended and Restated Stock Option Plan (the “2000 Amended and Restated Stock Option Plan”).  The three plans to be terminated upon approval of the Amended and Restated 2006 Equity Incentive Plan have a total of 7,197,245 shares available for issuance under their terms, thus approval of the Amended and Restated 2006 Equity Incentive Plan will not increase the total number of shares available under our equity incentive plans.

Upon the acquisition of BioForce we put into effect the 2006 Equity Incentive Plan, which has been approved by the written consent of stockholders holding a majority of our outstanding Common Stock.  Under the terms of this plan, options may be grated to officers and employees to purchase up to an aggregate of 5,000,000 shares of our Common Stock.  The purpose of this plan is to advance our interests and the interests of our shareholders, by providing key persons with additional incentive to perform in a superior manner, to attract and retain experienced and capable personnel, and to reward them for achievement of corporate and individual performance goals. Under this plan, we are authorized to issue up to 5,000,000 shares of our Common Stock pursuant to awards that may be granted in any one or a combination of stock grants, non-statutory stock options and incentive stock options (ISOs). The purchase price of shares underlying option grants must be equal to or greater than the fair market value of our stock on the date of the grant. For plan participants who are employees owning more than 10% of the total combined voting power of all classes of our stock (“10% Owners”), however, the purchase price for ISOs must be equal to or greater than 110% of the fair market value of our stock on the date of the grant. Grants typically expire after ten years except for ISOs granted to 10% Owners, in which case the expiration date is five years after the date of the grant. Options vest at a rate determined by the plan administrator. In the event of a change in control as defined in the plan, all options become immediately exercisable. There are 1,345,000 options outstanding under this plan, including vested options for 703,333 shares. No awards may be made under the plan after February 23, 2016.

In addition, BioForce had two equity compensation plans in place at the time we acquired it. These plans are the 2000 Amended and Restated Stock Option Plan, and the 2003 Stock Option Plan. Each of these plans had been approved by BioForce’s shareholders. Although the acquisition and merger agreement required us to assume BioForce’s obligation to issue shares subject to BioForce’s outstanding options under these plans, it was silent with regard to assuming the plans themselves. We believe that it is our obligation under the agreement to assume these plans, and we are administering the plans and reporting our financial condition in that manner.

The purpose of the 2000 Amended and Restated Stock Option Plan is to promote our and our shareholders’ interests by aiding us in attracting and retaining employees, officers, consultants, independent contractors and directors, including non-employee directors, to offer these individuals incentives to put forth their maximum efforts for our success, and to afford these individuals an opportunity to acquire a proprietary interest in the company. This plan authorized the issuance of up to 1,009,545 shares of Common Stock pursuant to awards granted in any one or a combination of ISOs and non-qualified stock options including reload options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants and other stock-based awards. The purchase price of shares underlying option grants is determined by the committee administering the plan, except in the case of ISOs, where the purchase price must be equal to or greater than the fair market value of the stock on the date of the grant. In addition, for plan participants who are 10% Owners, the purchase price for ISOs has to be equal to or greater than 110% of the fair market value of the stock on the date of the grant. Grants expire after ten years. Options vest at a rate determined by the committee administering the plan. The committee administering the plan has the authority to accelerate the exercisability of or restrictions affecting awards under the plan. There are 152,619 options outstanding under this plan, all of which are fully vested. This plan expires on January 27, 2013.

The purpose of the 2003 Stock Option Plan is to aid us in attracting, developing and retaining employees, officers, directors and consultants. This plan authorized issuance of up to 1,187,700 shares of Common Stock pursuant to awards that could be granted in any one or a combination of ISOs and non-qualified stock options including reload options. The plan administrator determines the price of shares underlying option grants, but in the case of ISOs, the purchase price has to be equal to or greater than the fair market value of the stock on the date of the grant. In addition, for plan participants who are 10% Owners, the purchase price for ISOs has to be equal to or greater than 110% of the fair market value of the stock on the date of the grant. Grant expiration dates are not to exceed ten years except for ISOs granted to 10% Owners, in which case the expiration date is five years after the date of the grant. Options vest at a rate determined by the plan administrator. The plan administrator has the discretion to accelerate vesting of grants. There are 1,137,431 options outstanding under this plan, of which 799,153 are fully vested. This plan expires on December 31, 2012.

Amendment and Termination

The Board may at any time, and from time to time, terminate, modify or amend the Amended and Restated 2006 Equity Incentive Plan in any respect.  No awards under the Amended and Restated 2006 Equity Incentive Plan shall be granted after May 24, 2017.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT STOCKHOLDERS VOTE “FOR” THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN.

BOARD OF DIRECTORS MEETINGS

Board Meetings

The Board met four times and acted by unanimous written consent six times during 2007. Each director attended at least 50% of the meetings of the Board that were held during their term of service as a board member during 2007.

Board Independence

Pursuant to a determination by our Board, Larry Gold, Jean-Jacques Sunier and Michael D. Dunham meet the definition of "independent director" under Section 121 of the Company Guide of the American Stock Exchange LLC.  This definition provides that individuals will qualify as "independent directors" if they are not our executive officers or employees and our Board affirmatively determines they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Eric Henderson and Kerry Frey, who are executive officers, do not meet the definition of "independent director."

In evaluating Dr. Gold's independence, the Board considered a suggestion made in 2006 that our management contact personnel at SomaLogic, Inc., the company Dr. Gold founded and where he currently serves as Chief Executive Officer, to explore the potential of scientific synergies due to the nature of the companies' businesses. While our Board decided this was worth exploration, it has not resulted in a relationship between the companies and the Board did not deem this exploratory action as creating a relationship that would interfere with Dr. Gold's exercise of independent judgment in carrying out his responsibilities as a director of our company.

In evaluating Mr. Sunier's independence, the Board considered his past role as a senior advisor to the FCPR SGAM Biotechnology Fund, a shareholder owning greater than 5% of our outstanding shares. Our Board did not deem this relationship as interfering with Mr. Sunier's ability to exercise independent judgment in carrying out his responsibilities as a director of our company.

Process for Communicating with Board Members

Interested parties may communicate directly with the non-employee directors as a group by writing to BioForce Nanosciences Holdings, Inc., 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010, c/o Corporate Secretary.  Communications may also be sent to individual directors at the above address.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and offices held of our current executive officers.

Name	Age	Positions and Offices Held
Kerry M. Frey	62	President, Chief Executive Officer and Director
Eric R. Henderson, Ph.D.	51	Executive Vice President, Chief Science Officer and Director
Gregory D. Brown	46	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Officers are appointed by the Board and each executive officer serves at the discretion of the Board. Other information about these listed individuals regarding time periods served, business experience over the past five years is as follows:

Kerry M. Frey. Mr. Frey was appointed to the position of Chief Executive Officer by our Board on January 21, 2008.  He was appointed to the position of President by our Board on June 13, 2007.   Mr. Frey's employment with us as Chief Operating Officer started on June 1, 2006, a position which he resigned effective with his appointment as our Chief Executive Officer. Mr. Frey also held the position of Treasurer from November 30, 2006 until January 25, 2007. Our Board appointed him our non-employee Chief Operating Officer on March 13, 2006, and a director on April 11, 2006. Mr. Frey provided management consulting services through his company BioMedical Consulting, LLC to BioForce, who we acquired on February 24, 2006, starting in the fourth quarter of 2005. Prior to his consultancy with BioForce and us, Mr. Frey was the President of Innovation Development Partners, LLC (2003 - 2006), and the President and Chief Operating Officer of Medisys Technologies Inc. (1997 - 2002). Mr. Frey earned a BA from Southeastern Louisiana University.

Eric R. Henderson, Ph.D.  Our Board appointed Dr. Henderson President and Chief Executive Officer on March 13, 2006. Dr. Henderson tendered to our Board his resignation as President on June 13, 2007.  On January 21, 2008 our Board appointed Dr. Henderson to the positions of Executive Vice President and Chief Science Officer, and accepted his resignation as Chief Executive Officer.  Dr. Henderson became a director on February 24, 2006 as a result of our acquisition of BioForce. Prior to our acquisition of BioForce, Dr. Henderson had served since its inception as a director and the Chief Science Officer, Chief Executive Officer, Chairman of the Board and Secretary of BioForce. He founded BioForce in 1994 while a Professor of Genetics, Development and Cell Biology at Iowa State University, in which capacity he continues to serve. He holds a BA in Biology and a Ph.D. in Molecular Biology from the University of California, Los Angeles.

Gregory D. Brown. Mr. Brown was appointed Executive Vice President by our Board on June 13, 2007. Mr. Brown started his employment as our Chief Financial Officer on January 15, 2007. He was appointed Treasurer by our Board on January 25, 2007, and Secretary by our Board on December 4, 2007. Prior to his employment with us, Mr. Brown served as the Chief Financial Officer of BidRx, LLC (2006 - 2007), the Co-Chief Operating Officer and a Partner of Residex Ventures BV (2004 - 2006), the Managing Director and a Partner of P3 Technology Partners BV (2003 - 2004), and a Partner of P3 Technology Partners BV (2001 - 2003). Mr. Brown is a certified public accountant with a BBA in Accounting from the University of Iowa.

Other significant employees:

Michael Lynch. Mr. Lynch is Director of Nano eNabler™ Products for BioForce. Mr. Lynch joined BioForce in 1998 and has served in numerous scientific, technical and business roles during its evolution. He holds a BS in Biology from the University of Puget Sound. Mr. Lynch is 31 years old.

Curtis Mosher, Ph.D. Dr. Mosher is Vice President of Research and Development for BioForce. Since joining BioForce in 1999, he has served in several scientific capacities. Dr. Mosher holds a Ph.D. in Biotechnology from Iowa State University. Dr. Mosher is 37 years old.

Saju Nettikadan, Ph.D. Dr. Nettikadan is Director of Emerging Technologies for BioForce. Since joining BioForce in 1998, he has served in several scientific capacities. Dr. Nettikadan holds a Ph.D. in Medical Biochemistry from the University of Ohio. Dr. Nettikadan is 39 years old.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for each of the named executive officers (1) the dollar value of base salary and bonus earned during the year ended December 31, 2007, (2) the dollar value of the compensation cost of all stock and option awards recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123R, (3) all other compensation for the year, and (4) the dollar value of total compensation for the year. The named executive officers are the two individuals who served as our principal executive officers during the year, and our one other executive officer as of December 31, 2007.

Summary Compensation Table (all amounts in $)

Name and Principal Position	Year	Salary	Stock Bonus		Option Awards	All Other Awards(5)		Compensation		Total

Kerry M. Frey	2007	178,780	-		-	132,100	(6)	439	(10)	311,319
Chief Executive Officer(1)	2006	96,250	-		-	104,072	(7)	68,750	(11)	269,072

Dr. Eric R. Henderson	2007	200,000	-		-	19,067	(8)	439	(10)	219,506
Chief Science Officer(2)	2006	194,342	-		-	53,152	(8)	43,725	(12)	291,219

Gregory D. Brown	2007	150,074	25,000	(4)	-	265,825	(9)	439	(10)	441,338
Chief Financial Officer(3)	2006	-	-		-	-		-		-

(1) Mr. Frey served as our Chief Operating Officer from March 2006 through January 2008.  In January 2008 our Board appointed Mr. Frey to the position of Chief Executive Officer, and accepted his resignation as our Chief Operating Officer.

(2) Dr. Henderson served as our Chief Executive Officer from February 2006 through January 2008.  In January 2008 our Board appointed Dr. Henderson to the position of Chief Science Officer, and accepted his resignation as our Chief Executive Officer.

(3)  Mr. Brown was appointed as our Chief Financial Officer in January 2007.

(4)  Bonus paid to Mr. Brown for his efforts related to a 2007 financing transaction.

(5) These amounts reflect the dollar value of the compensation cost of all outstanding option awards, recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123R.  See Note E to the consolidated financial statements of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for the assumptions made in valuing the option awards.

(6) 2007 compensation costs to Mr. Frey of $19,067 associated with a grant of 356,310 stock options in December 2005 for consulting services, $48,882 associated with a grant of 100,000 stock options in April 2006 in connection with his service as a non-employee member of our Board of Directors, and $64,151 associated with a grant of 500,000 stock options issued in June 2007 in connection with his service as our President and Chief Operating Officer.

(7) 2006 compensation costs to Mr. Frey of $53,152 associated with a grant of 356,310 stock options in December 2005 for consulting services, and $50,920 associated with a grant of 100,000 stock options in April 2006 in connection with his service as a non-employee member of our Board of Directors.

(8) 2007 and 2006 compensation costs to Dr. Henderson of $19,067 and $53,152, respectively, associated with a grant of 356,310 stock options in December 2005.

(9) 2007 compensation cost to Mr. Brown of $201,674 associated with a grant of 300,000 stock options in January 2007, and $64,151 associated with a grant of 500,000 stock options in June 2007.

(10)  Represents premiums paid by us on life insurance policies for the benefit of the named executive officers.

(11) Consulting fees paid to Mr. Frey’s wholly owned company, BioMedical Consulting, LLC.

(12) Salary earned by Dr. Henderson during 2005 but paid to him during 2006.

Employment and Stock Option Agreements

We have entered into employment and stock option agreements with Kerry M. Frey, Dr. Eric R. Henderson and Gregory D. Brown.  The material terms of these agreements are described below.

Kerry M. Frey

Under the terms of Mr. Frey's employment agreement dated June 1, 2006, he was employed in the capacity of Chief Operating Officer.  Mr. Frey's employment agreement was amended on June 13, 2007 to change his job title to President and Chief Operating Officer, and again on January 21, 2008 to change his job title to President and Chief Executive Officer.  His employment agreement has a three year term unless earlier terminated by Mr. Frey or us. Mr. Frey's annual base salary under the employment agreement is $165,000 during the first year, $185,000 during the second year, and $205,000 during the third year. Mr. Frey is also eligible for bonuses at the discretion of our Board of Directors, and receives six weeks paid vacation time per year. In the event that Mr. Frey's employment is terminated due to his death or disability, or by us "without cause," or by Mr. Frey for "good reason" (each as defined in the employment agreement), Mr. Frey (or his heirs in the case of his death) is entitled to continue receiving his base salary plus health insurance coverage through the earlier of the date that he has obtained other full-time employment or twelve months from the date of termination of his employment.

Mr. Frey had three stock option agreements as of December 31, 2007. The first is issued pursuant to the 2003 Stock Option Plan and addresses a December 20, 2005 grant of 356,310 non-qualified stock options at $1.26 per share, which vest in annual 1/3 increments starting on the first anniversary of the grant. Mr. Frey's second stock option agreement is issued pursuant to the 2006 Equity Incentive Plan and addresses an April 11, 2006 grant of 100,000 non-qualified stock options at $4.60 per share, which vest in annual 1/3 increments starting on the first anniversary of the grant.  His third stock option agreement is issued pursuant to the Amended and Restated 2006 Equity Incentive Plan and addresses a June 13, 2007 grant of 500,000 incentive stock options at $0.91 per share, which vest in annual 1/3 increments starting on the first anniversary of the grant.  All of these options vest as long as Mr. Frey is our officer, director or employee. The grants terminate after 10 years. In the event of a change in control, the June 13, 2007 option grant immediately vests, and in the cases of the December 20, 2005 and April 11, 2006 option grants we may require Mr. Frey to exercise all of his vested options within 15 days, with any unexercised options terminated. If Mr. Frey's services are terminated other than for "good reason" within 30 days prior to or 180 days after a change in control, the December 20, 2005 and April 11, 2006 option grants immediately vest and may be exercisable up to 30 days thereafter or within such additional time period approved by the plan administrator.

Dr. Eric R. Henderson

Under the terms of Dr. Henderson's employment agreement dated April 1, 2006, he was employed in the capacity of President and Chief Executive Officer.  Dr. Henderson’s employment agreement was amended on June 13, 2007 to change his job title to Chief Executive Officer, and again on January 21, 2008 to change his job title to Executive Vice President and Chief Science Officer.  His employment agreement has a three year term unless earlier terminated by Dr. Henderson or us. Dr. Henderson's base salary under the employment agreement is $200,000 per year during the first year of the agreement's term. His base salary in subsequent years shall be no less than 110% of the previous year's salary. Dr. Henderson is also eligible for bonuses at the discretion of our Board of Directors, and receives eight weeks paid vacation time per year. In the event that Dr. Henderson's employment is terminated due to his death or disability, or by us "without cause," or by Dr. Henderson for "good reason" (each as defined in the employment agreement), Dr. Henderson (or his heirs in the case of his death) is entitled to continue receiving his base salary plus health insurance coverage through the earlier of the date that he has obtained other full-time employment or twelve months from the date of termination of his employment.

Under the terms of Dr. Henderson's stock option agreement issued pursuant to the 2003 Stock Option Plan, his December 20, 2005 grant of 356,310 non-qualified stock options at $1.26 per share vests in annual 1/3 increments starting on the first anniversary of the grant. The options vest as long as Dr. Henderson is our officer, director or employee. The grants terminate after 10 years. In the event of a change in control, we may require Dr. Henderson to exercise all of his vested options within 15 days, with any unexercised options terminated. If Dr. Henderson's services are terminated other than for "good reason" within 30 days prior to or 180 days after a change in control, all options vest and may be exercisable up to 30 days thereafter or within such additional time period approved by the plan administrator.

Gregory D. Brown

Under the terms of Mr. Brown’s employment agreement dated August 13, 2007, he was employed in the capacity of Executive Vice President, Chief Financial Officer and Treasurer.  His employment agreement has a term which expires on May 31, 2009, unless earlier terminated by Mr. Brown or us. Mr. Brown’s base salary under the employment agreement is $155,000 per year.   Mr. Brown is also eligible for bonuses at the discretion of our Board of Directors, and received a $25,000 bonus upon the closing of our equity financing transaction in 2007.  In addition, he received a $10,000 in reimbursement for expenses associated with his relocation to Ames, Iowa.  Mr. Brown receives four weeks paid vacation time per year. In the event that Mr. Brown’s employment is terminated due to his death or disability, or by us "without cause," or by Mr. Brown for "good reason" (each as defined in the employment agreement), Mr. Brown (or his heirs in the case of his death) is entitled to continue receiving his base salary plus health insurance coverage through the earlier of the date that he has obtained other full-time employment or twelve months from the date of termination of his employment.

Mr. Brown had two stock option agreements as of December 31, 2007. The first is issued pursuant to the 2006 Equity Incentive Plan and addresses a January 15, 2007 grant of 300,000 incentive stock options at $1.85 per share, which vest in annual 1/3 increments starting on the date of the grant.  His second stock option agreement is issued pursuant to the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan and addresses a June 13, 2007 grant of 500,000 incentive stock options at $0.91 per share, which vest in annual 1/3 increments starting on the first anniversary of the grant.   All of these options vest as long as Mr. Brown is our officer, director or employee. The grants terminate after 10 years. In the event of a change in control, all of Mr. Brown’s options immediately vest.

Equity Awards

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards at December 31, 2007(1)(2)

Option awards:

	Number of Securities Underlying Unexercised Options
Name	Exercisable	Unexercisable(3)	Option Exercise Price	Option Expiration Date
Kerry M. Frey	237,540	118,770	$1.26	12/20/2015
	33,333	66,667	$4.60	04/11/2016
	-	500,000	$0.91	06/13/2017

Eric R. Henderson, Ph.D.	237,540	118,770	$1.26	12/20/2015

Gregory D. Brown	100,000	200,000	$1.85	01/15/2017
	-	500,000	$0.91	06/13/2017

(1) There were no stock awards outstanding for any of the named executive officers as of December 31, 2007.

(2) There were no option awards outstanding for any of the named executive officers as of December 31, 2007 that were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes.

(3) Mr. Frey's unexercisable options vest as to 33,333 shares on April 11, 2008, 166,666 shares on June 13, 2008, 118,770 shares on December 20, 2008, 33,334 shares on April 11, 2009, 166,667 shares on June 13, 2009 and 166,667 shares on June 13, 2010. Dr. Henderson's unexercisable options vest as to 118,770 shares on December 20, 2008.  Mr. Brown’s unexercisable options vest as to 100,000 shares on January 15, 2008, 166,666 shares on June 13, 2008, 100,000 shares on January 15, 2009, 166,667 shares on June 13, 2009, and 166,667 shares on June 13, 2010.

Director Compensation

Non-employee directors receive no cash compensation for serving on our Board, and are granted non-qualified stock options upon joining the Board. The amounts and vesting schedules of these initial non-employee director stock option grants have varied. Subsequent stock option grants to non-employee directors are at the discretion of the Board. Non-employee directors are reimbursed for travel expenses they incur in attending regular and special Board meetings. Employee directors receive no compensation beyond their compensation as employees for serving on the Board of Directors.

The following table sets forth for each of our non-employee directors, as of December 31, 2007, the dollar value of the compensation cost of all option awards recognized over the requisite service period computed in accordance with FAS 123 and FAS 123R. Dr. Henderson did not receive any additional compensation for his services as a director. Mr. Frey's compensation as a director, which he earned prior to the date his employment with us started, has been included in the Summary Compensation Table.

2007 Director Compensation(1) (2)

Name	Paid in Cash	Option Awards(3)
Larry Gold, Ph.D.	-	$15,232
Jean-Jacques Sunier	-	$15,232
Michael D. Dunham	-	$11,133

(1) There were no stock awards, non-equity incentive plan compensation or nonqualified deferred compensation earned by our non-employee directors during the year ended December 31, 2007.

(2) As of December 31, 2007 the aggregate number of stock options outstanding to each individual listed in the above table was 200,000.

(3) These amounts reflect the dollar value of the compensation cost of all outstanding option awards, recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123R. See Note E to the consolidated financial statements of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for the assumptions made in valuing the option awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 21, 2008 by: each of our directors and named executive officers; all of our directors and executive officers as a group; and any other person we know to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

Percentages are based upon a total of 25,116,401 shares of Common Stock outstanding as of March 21, 2008. Unless otherwise indicated, the address of each shareholder is c/o BioForce Nanosciences Holdings, Inc., 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010.

Beneficial Owner	Shares Beneficially Owned	Percent of Class

Executive Officers and Directors:

Kerry M. Frey(1)	304,206	1.2%
Eric R. Henderson, Ph.D.(2)	3,907,460	13.5%
Gregory D. Brown(3)	200,000	0.8%
Larry Gold, Ph.D.(4)	100,626	0.4%
Jean-Jacques Sunier(4)	100,626	0.4%
Michael D. Dunham(5)	-	0.0%

All officers and directors as a group (6 persons)	4,612,918	17.7%

Holders of More than Five Percent of Common Stock:

FCPR SGAM Biotechnology Fund	6,524,226	26.0%
Immueble SGAM
170 Place Henri Renault
Paris La Defense Cedex France 92043

Dynamic Decisions Strategic Opportunities(6)	2,648,052	9.9%
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Alma & Gabriel Elias(7)	2,125,000	8.8%
509 Spring Avenue
Elkins Park, Pennsylvania 19027

 (1) Consists of 304,206 shares subject to stock options, which are currently exercisable or exercisable within 60 days. Does not include 152,104 shares subject to stock options which are not currently exercisable or exercisable within 60 days, but whose vesting may be accelerated upon our change in control, at the discretion of the administrator of the option plan pursuant to which the option was issued. Does not include 500,000 shares subject to stock options, which are not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control.

(2) Consists of 3,669,920 shares held of record by Dr. Henderson and 237,540 shares subject to a stock option, which is currently exercisable or exercisable within 60 days. Does not include 118,770 shares subject to a stock option, which is not currently exercisable or exercisable within 60 days, but whose vesting may be accelerated upon our change in control, at the discretion of the administrator of the option plan pursuant to which the option was issued. Does not include 49,287 shares held of record by Asrun Kristmundsdottir and 112,854 shares subject to stock options, which are currently exercisable or exercisable within 60 days by Ms. Kristmundsdottir, with whom Dr. Henderson shares a household and who is the Director of Business Management for our wholly owned subsidiary, BioForce. Does not include 30,000 shares subject to a stock option held by Ms. Kristmundsdottir, which is not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control. Dr. Henderson disclaims beneficial ownership of all shares and options to acquire shares owned or held by Ms. Kristmundsdottir.

(3)  Consists of 200,000 shares subject to stock options, which are currently exercisable or exercisable within 60 days. Does not include 600,000 shares subject to stock options, which are not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control.

(4) Consists of 100,626 shares subject to stock options, which are currently exercisable or exercisable within 60 days. Does not include 18,144 shares subject to stock options, which are not currently exercisable or exercisable within 60 days, but whose vesting may be accelerated upon our change in control, at the discretion of the administrator of the option plan pursuant to which the options were issued.  Does not include 81,230 shares subject to a stock option, which is not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control.

(5) Does not include 200,000 shares subject to a stock option, which is not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control.

(6) But for the restriction described in the following sentence, this shareholder would have beneficial ownership of 1,000,000 shares of Common Stock held of record, 1,000,000 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, 500,000 shares of Common Stock issuable upon exercise of a Series A Warrants, 500,000 shares of Common Stock issuable upon exercise of Series B Warrants, 1,000,000 shares of Common Stock issuable upon exercise of Series C Warrants, 500,000 shares of Common Stock issuable upon exercise of Series D Warrants, and 500,000 shares of Common Stock issuable upon exercise of Series E Warrants.  The Series A Convertible Preferred Stock and Warrants described in the preceding sentence may not be converted or exercised, as applicable, to the extent that doing so would cause the shareholder to have beneficial ownership of more than 9.9% of our issued and outstanding Common Stock.  The restriction described in the preceding sentence may only be waived if the shareholder provides notice to us of its desire to waive such restriction 61 days prior to the applicable conversion or exercise.

(7) Consists of 1,975,000 shares held of record by Mr. and Mrs. Elias as joint tenants, and 150,000 shares held by the Elias Family Charitable Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more htan ten percent (10%) of a registered class of our equity securities, to file certain reports of ownership with the SEC.  Such officers, directors and stockholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file.  Based solely upon our review of copies of such firms received by us, we believe that during the period from January 1, 2007 to December 31, 2007, all of our executive officers, directors and ten percent (10%) stockholders comoplied with all Section 16(a) requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no transactions since January 1, 2007, or proposed transactions, to which we were or will be a party in which any director, executive officer, nominee for election as director, any shareholder owning greater than 5% of our outstanding shares, or any member of the above referenced individuals' immediate families had or will have a direct or indirect material interest and the amount exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

As of September 29, 2007, we entered into an amendment (the “Registration Rights Amendment”) to our Amended and Restated Registration Rights Agreement dated October 14, 2002 (the “Registration Rights Agreement”) with FCPR SGAM Biotechnology Fund and certain other stockholders (the “Holders”).  FCPR SGAM Biotechnology Fund owns greater than 5% of our outstanding shares.  The Registration Rights Amendment amends the registration rights that the Holders obtained in connection with their investment in BioForce prior to its acquisition by us in February 2006.  The Holders agreed to be bound by the registration restrictions in the Registration Rights Amendment until the earlier of the date that is six months after the Registration Statement on Form SB-2 which we filed with the SEC on October 1, 2007 was declared effective, which occurred on October 12, 2007.  While the dollar values of the Holders’ sales of shares that are to be registered as described above cannot be determined at this time, we believe they could exceed the threshold requiring disclosure.

Eric Henderson, who is our Chief Executive Officer, a director, and a holder of greater than 5% of our outstanding shares, shares a household with Asrun Kristmundsdottir, the Director of Business Management for BioForce. Ms. Kristmundsdottir's compensation in 2007 consisted of $68,488 in salary and $358 in premiums paid by us on a life insurance policy for her benefit.

On August 13, 2007 we entered into an employment with Gregory Brown, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary.  The employment agreement has a term which expires on May 31, 2009, unless earlier terminated by Mr. Brown or us. Mr. Brown’s base salary under the employment agreement is $155,000 per year.   Mr. Brown is also eligible for bonuses at the discretion of our Board of Directors, and received a $25,000 bonus upon the closing of our equity financing transaction in 2007.  In addition, he received a $10,000 in reimbursement for expenses associated with his relocation to Ames, Iowa.  Mr. Brown is also eligible to participate in our benefits program, which includes medical and dental insurance, life insurance, a 401(k) plan, and a flexible health spending plan, upon the terms specified in those plans.  Mr. Brown receives four weeks paid vacation time per year. In the event that Mr. Brown’s employment is terminated due to his death or disability, or by us "without cause," or by Mr. Brown for "good reason" (each as defined in the employment agreement), Mr. Brown (or his heirs in the case of his death) is entitled to continue receiving his base salary plus health insurance coverage through the earlier of the date that he has obtained other full-time employment or twelve months from the date of termination of his employment.

On June 13, 2007, we awarded each of Kerry Frey, who is our President, Chief Executive Officer and a director, and Gregory Brown, who is our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, a grant of 500,000 incentive stock options under the Amended and Restated 2006 Equity Incentive Plan.  These options have an exercise price of $0.91 per share, and vest in annual 1/3 increments starting on the first anniversary of the option grant date.  Each grant terminates after 10 years.  In the event of a change in control, all of Mr. Frey’s and Mr. Brown’s options would vest and, if either of their services were terminated other than for "cause" or "good reason" within 30 days prior to or 180 days after a change in control, Mr. Frey or Mr. Brown, as applicable, would have 60 days in which to exercise the options unless additional time was approved by the administrator of the plan.

On June 13, 2007, we awarded each of Larry Gold and Jean-Jacques Sunier, who are two of our directors, a grant of 81,230 non-qualified stock options under the Amended and Restated 2006 Equity Incentive Plan.  These options have an exercise price of $0.91 per share, and vest in annual 1/3 increments starting on the first anniversary of the option grant date.  Each grant terminates after 10 years.

On September 28, 2007, we awarded Michael Dunham, one of our directors, a grant of 200,000 non-qualified stock options under the Amended and Restated 2006 Equity Incentive Plan pursuant to the Offer Letter dated August 21, 2007 that we provided to Mr. Dunham (the “Offer Letter”).  These options have an exercise price of $0.67 per share, and vest in annual 1/3 increments starting on the first anniversary of the option grant date.  This grant terminates after 10 years.  The Offer Letter contemplates the possibility of providing cash compensation to Mr. Dunham and other directors for their participation on the Board and for their acting as the chairperson of a Board committee.  No cash compensation is currently provided.  We anticipate that the Board will appoint Mr. Dunham as the chairperson of the Audit Committee upon formation of that committee.

In connection with our August 2007 private placement, we signed lock-up agreements with the following five holders of our Common Stock: Kerry Frey, who is our President, Chief Executive Officer and one of our directors; Eric Henderson, who is our Executive Vice President, Chief Science Officer, one of our directors, and a holder of greater than 5% of our outstanding shares; Gregory Brown, who is our Executive Vice President, Chief Financial Officer, Treasurer and Secretary; Larry Gold, who is one of our directors; and Jean-Jacques Sunier, who is also one of our directors.  The lock-up agreements restrict these stockholders from disposing of shares of our Common Stock during the period that commences with the closing date of the August 2007 private placement and ends with the date that is six months after this Registration Statement is declared effective.  While the dollar values of these dispositions cannot be determined at this time, we believe they could exceed the threshold requiring disclosure.

HOUSEHOLDING

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Annual Meeting or the proxy materials, as the case may be, unless their broker, bank or nominee has received contrary instructions from any beneficial owner at that address.  This practice, known as “householding,” is designed to reduce printing and mailing costs.  If any beneficial shareowner(s) at such an address wish to discontinue householding and receive a separate copy of the Notice of Annual Meeting or proxy materials, as they case may be, they may contact the Corporate Secretary at BioForce Nanosciences Holdings, Inc., 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying Proxy in the enclosed envelope at your earliest convenience.

The Board of Directors
Ames, Iowa
April 14, 2008

Proxy – BioForce Nanosciences Holdings, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2008 ANNUAL MEETING OF STOCKHOLDERS –MAY 8, 2008

The undersigned shareholder of BioForce Nanosciences Holdings, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2008 and hereby appoints Kerry M. Frey and Gregory D. Brown, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of BioForce Nanosciences Holdings, Inc. to be held on May 8, 2008, at 9:00 a.m. local time, at the Radisson Hotel, 6800 Fleur Drive, Des Moines, Iowa 50321 and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED, AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE BIOFORCE NANOSCIENCES HOLDINIGS, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

BioForce Nanosciences Holdings, Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A  Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 – Kerry M. Frey	☐	☐	04 – Jean-Jacques Sunier	☐	☐
	For	Withhold		For	Withhold
02 – Dr. Eric Henderson	☐	☐	05 – Michael D. Dunham	☐	☐
	For	Withhold
03 – Dr. Larry Gold	☐	☐

B Issue

The Board of Directors recommends a vote FOR the following proposal.

2.	Approval of the BioForce Nanosciences, Inc. Amended and Restated 2006 Equity Incentive Plan	For	Against	Abstain
		☐	☐	☐

C  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope.  If held in joint tenancy, all persons must sign.  Trustees, administrators, etc. should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature 1 – Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

EXHIBIT A to PROXY STATEMENT

BIOFORCE NANOSCIENCES HOLDINGS, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

1.           ESTABLISHMENT AND PURPOSE.

1.1           Establishment.  BioForce Nanosciences, Inc., a Delaware corporation (“BioForce”) previously established the Amended and Restated BioForce Nanosciences, Inc. 2000 Stock Incentive Plan (the “2000 Plan”).  In 2003, BioForce established the BioForce Nanosciences, Inc. 2003 Stock Option Plan (the “2003 Plan”).  In 2006, BioForce merged (the “Merger”) with and into a Subsidiary of BioForce Nanosciences Holdings, Inc., a Nevada corporation f/k/a Silver River Ventures, Inc. (the “Company”) pursuant to the Agreement and Plan of Merger dated as of November 20, 2005 (the “Merger Agreement”).  Subsequent to the Merger, the Company established the BioForce Nanosciences Holdings, Inc. 2006 Equity Incentive Plan (the “2006 Plan”).  The 2000 Plan, the 2003 Plan and the 2006 Plan are each hereby amended and restated in their entirety as this BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”).  All previous awards, grants, and issuances under the 2000 Plan, the 2003 Plan and the 2006 Plan are governed by the Plan.

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Company and its shareholders by providing officers, directors, key employees, consultants and other independent contractors of the Company and Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and Affiliates largely depends, with additional incentive to perform in a superior manner.  A purpose of the Plan also is to attract and retain personnel of experience and ability to the service of the Company and Affiliates, and to reward such individuals for achievement of corporate and individual performance goals.

2.           DEFINITIONS.

2.1           “Affiliate” means an affiliate of the Company, with the word “affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act.

2.2           “Award” means a Stock Grant or a grant of Non-statutory Stock Options or Incentive Stock Options or Stock Appreciation Rights pursuant to the provisions of the Plan.

2.3           “BioForce” has the meaning set forth in Section 1.1.

2.4           “Board of Directors” or “Board” means the board of directors of the Company.

2.5           “Code” means the Internal Revenue Code of 1986, as amended.

2.6           “Change in Control” means, with respect to the Company, the occurrence of any of the following events, unless stated otherwise in an Award or as otherwise required by Code Section 409A to avoid the additional taxes therein: (i) any “person,” as the term is used in Section 3 of the Exchange Act (other than a Company employee benefit plan or a trust created to hold Common Stock beneficially owned by Employees) who is or becomes the “beneficial owner” as defined in Rule 16a-1 under the Exchange Act, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of either the total fair market value or the total voting power of the stock of the Company; (ii) consummation of a plan of reorganization, merger, or consolidation, in which the shareholders of the Company own less than fifty percent (50%) of the outstanding voting securities of the surviving entity; (iii) a sale, during a twelve month period, of substantially all of the Company’s assets; (iv) a liquidation or dissolution of the Company or a similar transaction; (v) a majority of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election.  Notwithstanding the preceding, seventy percent (70%) shall be substituted for fifty percent (50%) in clause (i) for purposes of determining a Change in Control with respect to any Incentive Stock Options issued under the 2003 Plan.  In no circumstances shall the closing of the Merger be considered a Change in Control for purposes hereunder.

2.7           “Committee” or “Plan Administrator” means the Board or if delegated by the Board, the compensation committee of the Board or other committee of the Board, consisting of two or more directors appointed by the Board who are “non-employee directors,” as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act, and “outside directors” as defined in Treas. Reg. 1.162-27 promulgated under the Code.

2.8           “Common Stock” means the common stock of the Company.

2.9           “Company” has the meaning set forth in Section 1.1.

2.10           “Covered Employee” has the meaning set forth in Code Section 162(m)(3)(A).

2.11           “Date of Grant” means the date an Award is effective pursuant to the terms hereof.

2.12           “Disability” has the meaning set forth in Code Section 409A or any regulations or other guidance thereunder; except that “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code as applied to Incentive Stock Options issued under the 2003 Plan.

2.13           “Effective Date” has the meaning set forth in Section 21.

2.14           “Employee” means any person who, on the particular Date of Grant or other time of determination as the context requires, is currently employed by the Company or an Affiliate.

2.15           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16           “Exercise Notice” has the meaning set forth in Section 12.

2.17           “Fair Market Value” means, as of any date, the fair market value of one share of Common Stock as determined by the Committee in a manner consistent with Code Section 409A and any regulations or other guidance thereunder (except that, as applied to Incentive Stock Options, such value shall be determined in a manner consistent with Code Section 422 and any regulations thereunder) and applicable SEC and Exchange Act rules or regulations.  It is the intent that such determinations shall be made in such a manner so that the Plan and Awards granted hereunder are not subject to the additional taxes referenced in Code Section 409A.

2.18           “Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 9 of the Plan.

2.19           “Merger” has the meaning set forth in Section 1.1.

2.20           “Merger Agreement” has the meaning set forth in Section 1.1.

2.21           “Non-statutory Stock Option” means an Option that is not an Incentive Stock Option.

2.22           “Option” means an Award granted under Section 8 or Section 9 of the Plan.

2.23           “Option Period” means the time period within which the Option holder may exercise the right to purchase shares of Common Stock under an Award.

2.24           “Outside Director” means a director of the Company who is not also an Employee.

2.25           “Participant” means an Employee, a non-Employee consultant, independent contractor, officer or director of the Company or an Affiliate chosen by the Committee to participate in the Plan.

2.26           “Retirement” means a termination of employment other than a Termination for Cause after attaining age 60 and 10 years of service as an Employee of the Company.

2.27           “SEC” means the U.S. Securities and Exchange Commission.

2.28           “Stock Appreciation Rights” means an Award granted under Section 10 of the Plan.

2.29           “Stock Grant” means a grant of shares of Common Stock accompanied by such restrictions, if any, as may be determined by the Committee under Section 7 of the Plan.

2.30           “Subsidiary” means a subsidiary as defined in Section 424(f) of the Code or any successor provision thereto.

2.31           “Termination for Cause” means the termination of employment or other services for gross negligence, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or for an Employee with an employment agreement or a consultant or independent contractor with a services contract that defines the term, it shall have the same meaning as set forth in such employment agreement or services contract.

2.32           “2000 Plan” has the meaning set forth in Section 1.1.

2.33           “2003 Plan” has the meaning set forth in Section 1.1.

2.34           “2006 Plan” has the meaning set forth in Section 1.1.

3.           ADMINISTRATION.

3.1           General.  The Plan shall be administered by the Committee.  The Committee shall act by vote or written consent of a majority of its members.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants.  All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries.  In determining the number of shares of Common Stock with respect to which Options and Stock Grants are exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

3.2           Limitation on Liability.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it.  If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and Affiliates and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

4.           TYPES OF AWARDS.

Awards under the Plan may be granted in any one or a combination of:

(a)           Stock Grants;

(b)           Non-statutory Stock Options;

(c)           Incentive Stock Options; and

(d)           Stock appreciation rights,

as defined in Sections 7, 8,  9 and 10 of the Plan.

Subject to the other terms and conditions set forth herein, the Committee shall, in its discretion, determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-statutory Stock Option (except that Incentive Stock Options may only be awarded to those persons described in Code Section 422(a)(2) as eligible recipients of incentive stock options), the exercise price of an Option, and the restrictions, if any, which will be applicable to each Stock Grant or Stock Appreciation Right.  In making all such determinations, the Committee shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation, and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that the Participant’s name is recorded on the Company’s shareholder records as the holder of record of such shares acquired pursuant to the exercise of an Option.

5.           STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 18, the maximum number of shares reserved for Stock Grants and for purchase pursuant to the exercise of Options under the Plan is seven million one hundred ninety-seven thousand two hundred forty-five (7,197,245) shares, all of which may be awarded in the form of Incentive Stock Options.  Of the total shares of Common Stock available under the Plan, Awards with respect to no more than one million (1,000,000) shares of Common Stock shall be issued to any Participant in any calendar year.

The shares of Common Stock subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company.  To the extent that Options are granted and Stock Grants are made under the Plan, the shares underlying such Options and Stock Grants will be unavailable for future grants under the Plan except that, to the extent that the Options or Stock Grants granted under the Plan are forfeited, terminate, expire or are canceled without having been exercised, new Awards may be made with respect to such shares.

6.           ELIGIBILITY.

Employees and others who are not employees, including non-Employee independent contractors, consultants, directors and officers, of the Company or Affiliates shall be eligible to receive Stock Grants, Stock Appreciation Rights and Non-statutory Stock Options under the Plan.  Employees (including officers and directors who are also Employees) of the Company or any Subsidiary shall be the only Participants eligible to receive Incentive Stock Options.

7.           STOCK GRANTS.

7.1           Eligible Recipients.  The Committee may, from time to time, grant Stock Grants to Participants eligible to receive Stock Grants as set forth in Section 6.

7.2           General Terms.  Except to the extent provided herein, each Stock Grant may be accompanied by such conditions, restrictions, and contingencies, or may be made without any, as may be determined in the discretion of the Committee as provided in the Award.  Such conditions, restrictions, and contingencies may include, without limitation, requirements that the Participant remain in the continuous employment or service of the Company or Affiliates for a specified period of time, that the Participant meet designated individual performance goals, or that the Company, an Affiliate, or a combination thereof, meet designated performance goals.

7.3           Issuance Procedures.  A stock certificate representing the number of shares of Common Stock covered by a Stock Grant shall be registered in the Participant’s name and may be held by the Participant; provided however, unless the Committee provides otherwise in the specified Award or otherwise consents in writing, if a Stock Grant is subject to certain restrictions, the shares of Common Stock covered by such Stock Grant shall be registered in the Participant’s name and held in custody by the Company.  Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a shareholder of the Company as to the shares of Common Stock covered by such Stock Grant, including the right to receive dividends and the right to vote such shares, except that the dividends shall be accumulated in an escrow account by the Company and shall not be paid to the Participant unless and until the expiration or satisfaction of any restrictions or performance requirements applicable to Common Stock with respect to which the dividend is paid.  None of the shares of Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements.  Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, all of the shares of Common Stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance requirements do not expire or are not satisfied.  Upon forfeiture of shares of Common Stock, such shares shall be transferred to the Company without further action by the Participant.  Upon the expiration or satisfaction of any applicable restrictions, whether in the ordinary course or under circumstances set forth in Section 7.4, certificates evidencing shares of Common Stock subject to the related Stock Grant shall be delivered to the Participant, or the Participant’s beneficiary or estate, as the case may be, free of such restrictions and applicable restrictive legends.

7.4            Acceleration.  If the Committee so provides in the specified Award or otherwise consents in writing, the vesting and the lifting of conditions, restrictions and contingencies in whole or in part may be accelerated for any reason or upon the occurrence of any event.

8    NON-STATUTORY STOCK OPTIONS.

8.1           Grants to Participants.  The Committee may, from time to time, grant Non-statutory Stock Options to Participants eligible to receive Non-Statutory Stock Options as set forth in Section 6.

8.2           Terms of Non-Statutory Options.  Non-statutory Stock Options granted under the Plan are subject to the following terms and conditions:

(a)           Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the Option is granted as specified in the Award.  Such per share purchase price shall be equal to at least the Fair Market Value on the Date of Grant, unless the Committee provides otherwise in the specified Award, in which case the terms of such Non-statutory Stock Option shall comply with the requirements of Code Section 409A to avoid the additional taxes referenced therein.  Unless the Committee provides otherwise in the specified Award or consents in writing, shares may be purchased pursuant to a Non-statutory Stock Option only upon full payment of the purchase price in cash.  If the Committee so provides in the specified Award or otherwise consents in writing, payment of the purchase price may be made, in whole or in part, through the exchange of previously held shares of Common Stock (or through the withholding of shares of Common Stock to be received by the Participant upon exercise of the Non-statutory Stock Option) at the Fair Market Value of such shares on the date of surrender.  The Participant may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

(b)           Option Period Generally.  The Committee shall determine the Option Period during which each Non-statutory Stock Option may be exercised as set forth in the Award.

(c)           Installments.  The Committee shall determine the date on which each Non-statutory Stock Option may be exercised as set forth in the Award and may provide that a Non-statutory Stock Option is exercisable in installments.  If the Committee so provides in the specified Award or otherwise consents in writing, the shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable.

(d)           Acceleration.  If the Committee so provides in the specified Award or otherwise consents in writing, the vesting and the earliest time during which any Non-statutory Stock Option may be exercised in whole or in part may be accelerated for any set reason or upon the occurrence of any set event.

(e)           Extension by Committee.  The Committee, at the time of grant as set forth in the Award or anytime thereafter, may extend the Option Period of a Non-statutory Stock Option for a period not exceeding five (5) years following a Participant’s termination of service.

(f)           Termination of Service.

(i)           Termination for Cause.  Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, in the event of Termination for Cause, all rights under the Participant’s Non-statutory Stock Options shall expire upon termination.

(ii)          Termination for Death or Disability.  Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, in the event of termination of a Participant’s employment with or provision of service to the Company and all Affiliates because of the death or Disability of such Participant, all Non-statutory Stock Options held by the Participant, shall be exercisable only as to those shares that were immediately purchasable at such time by the Participant or the Participant’s legal representatives or beneficiaries and only for up to ninety (90) days following the date of the termination.

(iii)         Termination for Other Reasons.  Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, upon the termination of a Participant’s employment with or provision of service to the Company and all Affiliates because of any reason other than death, Disability or Termination for Cause, the Participant’s Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for up to thirty (30) days following termination.

(g)           Other Conditions, Restrictions, Contingencies.  Each Award may specify other conditions, restrictions and contingencies to which the Non-statutory Stock Option is subject as deemed appropriate in the sole discretion of the Committee.

(h)           Change in Control.  If the Committee so provides in the specified Award, upon fifteen (15) days advance written notice by the Company to the Participant of the Company’s intent to consummate a Change in Control, the Company shall have the right, exercisable in the Company’s sole discretion, to require that the Participant exercise the Participant’s right to purchase all the shares that the Participant has a vested right to purchase under an existing Award within such fifteen-day period.  If the Participant fails to exercise such right as to all the shares that the Participant has a vested right to purchase within such fifteen-day period, then to the extent not so exercised, all remaining purchase rights under the outstanding Options (regardless of their vested status) shall be immediately forfeited to the Company.

8.3           Withholding.  As a condition to the exercise of any Non-statutory Stock Option granted hereunder, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.  Such arrangements may include the deduction of any such required withholding from any payments due or to become due to the Participant.

8.4           Reload Option.  If the Committee permits, and a Participant pays for all or any portion of the aggregate Non-statutory Stock Option exercise price with shares of Common Stock or withholding a number of shares upon exercise of an Non-statutory Stock Option, the Committee may grant a reload Non-statutory Stock Option.  Such reload Non-statutory Stock Option may grant the Participant a new Non-statutory Stock Option for the number of shares of Common Stock equal to the number tendered as consideration for the purchase of shares under the former Non-statutory Stock Option under terms satisfactory to the Committee.

9.           INCENTIVE STOCK OPTIONS.

9.1           Grants to Employees.  The Committee may, from time to time, grant Incentive Stock Options to Participants eligible to receive Incentive Stock Options as set forth in Section 6.

9.2           Terms of Incentive Stock Options.  Incentive Stock Options granted under the Plan are subject to the following terms and conditions:

(a)           Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value on the Date of Grant.  However, if a Participant owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value on the Date of Grant.  Unless the Committee provides otherwise in the specified Award or consents in writing, shares may be purchased pursuant to an Incentive Stock Option only upon full payment of the purchase price in cash.  If the Committee so provides in the specified Award or otherwise consents in writing, payment of the purchase price may be made, in whole or in part, through the exchange of previously held shares of Common Stock (or through the withholding of shares of Common Stock to be received by the Participant upon exercise of the Incentive Stock Option) at the Fair Market Value of such shares on the date of surrender.  The Participant may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

(b)           Option Period Generally.  The Committee shall determine the Option Period during which each Incentive Stock Option may be exercised as set forth in the Award, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten years from the Date of Grant.  If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.

(c)           Transfer Restrictions.  No Incentive Stock Option granted under the Plan is transferable, except by will or the laws of descent and distribution.  During the lifetime of the Participant granted an Incentive Stock Option, such Participant is the only one who may exercise such Incentive Stock Option.

(d)           Installments.  The Committee shall determine the date on which each Incentive Stock Option shall become exercisable as set forth in the Award and may provide that an Incentive Stock Option is exercisable in installments.  If the Committee so provides in the specified Award or otherwise consents in writing, the shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code.

(e)           Acceleration.  If the Committee so provides in the specified Award or otherwise consents in writing, the vesting and the earliest time during which any Incentive Stock Option may be exercised in whole or in part may be accelerated for any set reason or upon the occurrence of any set event, provided that it is consistent with the terms of Section 422 of the Code.

(f)           Extension by Committee.  The Committee, at the time of grant as set forth in the Award or anytime thereafter, may extend the Option Period of an Incentive Stock Option for a period not exceeding five (5) years following a Participant’s termination of service; provided, however, that such Option is not eligible for treatment as an incentive stock option in the event such Option is exercised more than three (3) months following the date of the Participant’s cessation of employment.  Notwithstanding anything to the contrary contained herein, in no event shall the Option Period extend beyond the expiration of the Incentive Stock Option term.

(g)           Termination of Service.

(i)           Termination for Cause.  Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, in the event of Termination for Cause, all rights under the Participant’s Incentive Stock Options shall expire upon termination.

(ii)          Termination for Death or Disability.  If the Committee so provides in the specified Award or otherwise consents in writing, in the event of a termination of an Employee’s employment with the Company and all its Subsidiaries because of the death or Disability of such Employee, all Incentive Stock Options held by such Participant shall be exercisable only as to those shares that were immediately purchasable at such time by the Participant or the Participant’s legal representatives or beneficiaries and only up to ninety (90) days following the date of the termination.

(iii)         Termination for Other Reasons.  Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, upon the termination of an Employee’s employment with the Company and all its Subsidiaries because of any reason other than death, Disability or Termination for Cause, the Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for up to thirty (30) days following termination.

(h)          Other Conditions, Restrictions, Contingencies.  Each Award may specify other conditions, restrictions and contingencies to which the Incentive Stock Option is subject as deemed appropriate in the sole discretion of the Committee.

(i)           Change in Control.  If the Committee so provides in the specified Award, upon fifteen (15) days advance written notice by the Company to the Participant of the Company’s intent to consummate a Change in Control, the Company shall have the right, exercisable in the Company’s sole discretion, to require that the Participant exercise the Participant’s right to purchase all the shares that the Participant has a vested right to purchase under an existing Award within such fifteen-day period.  If the Participant fails to exercise such right as to all the shares that the Participant has a vested right to purchase within such fifteen-day period, then to the extent not so exercised, all remaining purchase rights under the outstanding Options (regardless of their vested status) shall be immediately forfeited to the Company.

9.3          Compliance with Code.  The Options granted under this Section 9 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code.

9.4          Amounts of Options.  Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee.  In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and Subsidiaries) shall not exceed $100,000.  The provisions of this Section 9.4 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.  To the extent an award under this Section 9 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

10.           STOCK APPRECIATION RIGHTS.

The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, which Stock Appreciation Rights are subject to the terms of the Plan and any applicable Award.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value on the Date of Grant of the Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

11.           BIOFORCE OPTIONS ISSUED PRIOR TO MERGER.

Any holder of any option issued pursuant to the 2000 Plan or the 2003 Plan, which, pursuant to the Merger Agreement or the Plan, is converted into an option to purchase shares of Common Stock of the Company, shall be deemed to have been granted a Non-Statutory Stock Option or an Incentive Stock Option, as appropriate, subject to the Plan.  In the conversion, the exercise price and number of options shall be adjusted so that there is no material change in the value of any Option or Award.  Nothing in the conversion shall increase any Participant’s rights under an Award that would cause the Plan to be subject to the additional taxes referenced in Code Section 409A.  It is intended that any Incentive Stock Options issued pursuant to the 2000 Plan or the 2003 Plan are treated as described in Code Section 424(a).  Therefore, to the extent that the Plan gives a holder of such Incentive Stock Option any additional benefits that such holder did not have under the applicable former plan, the Plan shall be interpreted so as to exclude such holder from the benefit of such additional benefits in order to prevent the holder’s Incentive Stock Options from being treated as having been “modified” within the meaning of Code Section 424(h)(3).

12.           METHOD OF EXERCISE.

Each Option shall be exercised pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business.  The form of such notice shall be substantially similar to the exercise notice contained in Exhibit A (the “Exercise Notice”).  No Option granted under the Plan may be exercised or Award granted unless, at the time of exercise or award, Common Stock to be issued qualifies for exemption from, or is registered pursuant to, applicable federal and state securities laws.  In the event there shall not then be on file with the SEC under the Securities Act of 1933, as amended, an effective registration statement, including a prospectus relating to the shares subject to the Award, the Committee may require the Participant to execute and deliver to the Company prior to receipt by such Participant of any such shares under the Plan, an investment letter in form and substance satisfactory to the Company.

13.           RIGHTS OF A SHAREHOLDER; LIMITED TRANSFERABILITY.

No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for such shares.  Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or Affiliates or to continue as a director, officer, consultant or independent contractor of the Company or Affiliates or interferes in any way with the right of the Company or Affiliates to terminate a Participant’s employment or services at any time.

Except as otherwise provided in an Award or with the consent of the Committee, Options granted hereunder may be exercised only during a Participant’s lifetime by the Participant, the Participant’s guardian or legal representative or by a permissible transferee.  Except as otherwise provided, (i) Options may be transferred by Participants pursuant to the laws of descent and distribution upon a Participant’s death and (ii) during a Participant’s lifetime, Non-statutory Stock Options may be transferred by Participants to members of their immediate family, trusts for the benefit of members of their immediate family, and charitable institutions (“permissible transferee”) to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws.  The term “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, sister-in-law, or brother-in-law and shall include adoptive relationships.

The Committee shall have the authority to establish rules and regulations specifically governing the transfer of Stock Appreciation Rights, Options and restricted Stock Grants granted under the Plan as it deems necessary and advisable.

14.           AGREEMENT WITH GRANTEES.

Each Award will be evidenced by a written agreement, executed by the Participant and the Company or Affiliates, which describes the conditions for receiving such Award including the date of Award, the purchase price, if any, applicable periods, and any other terms and conditions as may be either required by applicable securities law or that are not inconsistent with the Plan, or both.

15.           RESTRICTIONS ON SHARES.

The Committee may require before any shares of Common Stock are issued pursuant to the Plan that the Participant agrees to subject the shares to such holding periods and transfer restrictions as are, in the opinion of counsel, required in order for the issuance of the shares to comply with the requirements of state or federal law.

16.           PERFORMANCE BASED COMPENSATION.

16.1           In General.  All Awards of Stock Appreciation Rights and Non-statutory Stock Options issued to a Covered Employee that are intended to be performance based compensation within the meaning of the Code Section 162(m)(4)(C) shall conform to the requirements of Code Section 162(m)(4)(C) and the regulations thereunder.

With respect to Awards that are intended to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C), the Committee shall comply with the requirements of Code Section 162(m)(4)(C), including but not limited to (i) establishing in writing the applicable objective performance goals and all related terms no later than 90 days after the commencement of the period of service to which the performance goals relate (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C)), and (ii) designating the Awards that are to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C).  After the period over which the performance goals are measured, the Committee shall certify that such performance goals are satisfied and may adjust the Award downward but not upward.

16.2           Performance Goals.  Unless the Committee provides otherwise in the specified Award, the performance goals for purposes of grants that are intended to qualify as performance based compensation within the meaning of Code Section 162(m)(4)(C) shall be based on one or more of the following measures:

(a)          Earnings per share;

(b)          Net income (before or after taxes);

(c)           Net income from continuing operations;

(d)          Return measures (including, but not limited to, return on assets, equity, capital or investment);

(e)          Cash flow (including, but not limited to, operating cash flow and free cash flow);

(f)           Cash flow return on investment;

(g)          Earnings before or after taxes, interest, depreciation and/or amortization;

(h)          Internal rate of return or increase in net present value;

(i)           Dividend payments;

(j)           Gross revenues;

(k)           Gross margins; or

(l)           Internal measures such as achieving a diverse workforce.

17.           DESIGNATION OF BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any shares to which the Participant would then be entitled pursuant to an Award.  Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.  If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

18.           DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)           adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

(b)	adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

(c)           adjustments in the purchase price of outstanding Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

19.           WITHHOLDING.

There may be deducted from each distribution of cash or Common Stock or both under the Plan the amount of tax required by any governmental authority to be withheld.

20.           TERMINATION AND AMENDMENT OF THE PLAN.

The Board of Directors may at any time, and from time to time, terminate, modify or amend the Plan in any respect.  No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan.

The Board may determine that shareholder approval of any amendment to the Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

Such termination, modification or amendment may not affect the rights of a Participant under an outstanding Award, except the Board may, prior to a Change in Control, terminate the Plan in connection with a Change in Control and make a cash payment to all Participants with respect to Options that are vested or not vested, or both, up to an amount equal to the difference between the Fair Market Value of the Common Stock on the date of the Change in Control and the exercise price per share of such Options on the Date of Grant.

21.           EFFECTIVE DATE OF PLAN.

Subject to the approval of the stockholders of the Company, the effective date of the Plan shall be as of May 25, 2007 (the “Effective Date”).  The Plan shall remain in effect subject to the terms hereof, until the earlier of the following: (1) May 24, 2017; (2) termination of the Plan by the Board of Directors; or (3) the purchase of all shares to be delivered pursuant to the Plan.

22.           UNCERTIFIED SHARES.

To the extent the Plan provides for the issuance of stock certificates with respect to Common Stock, the Company may, in lieu thereof, record the shares on a non-certified basis on a book entry account maintained by the Company’s transfer agent.

23.           APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Nevada, unless the Company changes its state of incorporation, in which case the laws of its state of incorporation, to the extent not preempted by Federal law as now or hereafter in effect.

24.           COMPLIANCE WITH SECTION 16.

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

May 25, 2007	/s/ Eric Henderson
(Date Adopted)	Eric Henderson
Chief Executive Officer

Date Approved by Shareholders	Secretary

EXHIBIT A

BIOFORCE NANOSCIENCES HOLDINGS, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

BioForce Nanosciences Holdings, Inc.
1615 Golden Aspen Drive, Suite 101
Ames, IA  50010

Attn:  Amended and Restated 2006 Equity Incentive Plan Committee

1.           Exercise of Option. Effective as of today, __________,  , 20 , the undersigned (“Option Holder”) hereby elects to exercise his or her option to purchase __________ shares of Common Stock (the “Shares”) of BioForce Nanosciences Holdings, Inc. (the “Company”), under and pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated __________, _, 20___, (the “Option Agreement”), of which ___________ shares are pursuant to the exercise of incentive stock options and __________ shares are pursuant to the exercise of nonqualified stock options.

2.           Delivery of Payment/Withholding. Option Holder herewith delivers to the Company the full purchase price of the Shares and any applicable withholding (unless other arrangements have been made for such withholding), as set forth in the Option Agreement.

3.           Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist due to Option Holder’s exercise of the Option. The certificate evidencing the Shares shall be issued to Option Holder as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

4.           Tax Consultation. Option Holder understands that Option Holder may suffer adverse tax consequences as a result of Option Holder’s purchase or disposition of the Shares. Option Holder represents that Option Holder has consulted with any tax consultants Option Holder deems advisable in connection with the purchase or disposition of the Shares and that Option Holder is not relying on the Company or any of its advisors or consultants for any tax advice.

5.           Entire Agreement. Option Holder herewith delivers the documents reasonably required by the Company including, without limitation, an Investment Representation Statement, if requested.  These documents, together with the Plan and Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Option Holder with respect to the subject matter hereof.

Submitted by:	Accepted by:

OPTION HOLDER	BIOFORCE NANOSCIENCES HOLLDINGS, INC.

By:
Signature

Title:
Print Name

Address:	Date Received